Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated combined financial statements are provided to aid you in your analysis of the financial aspects of the transaction and a redemption and direct exchange of Altus Midstream LP’s (“Altus LP”) Common Units for Class A Common Stock (“Redemption and Exchange of Common Units for Class A Common Stock”). The unaudited pro forma condensed consolidated combined financial statements are based on the Altus Midstream Company (“Altus”) historical consolidated financial statements and the BCP Raptor Holdco, LP (“BCP”) historical consolidated financial statements as adjusted to give effect to the transaction and the Redemption and Exchange of Common Units for Class A Common Stock. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction and the Redemption and Exchange of Common Units for Class A Common Stock as if they had been consummated on December 31, 2021. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 gives effect to the transaction and the Redemption and Exchange of Common Units for Class A Common Stock as if they had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•	the historical audited consolidated financial statements of BCP as of and for the year ended December 31, 2021, included in Exhibit 99.4 to this Current Report on Form 8-K;

•

the historical audited consolidated financial statements of Altus as of and for the year ended December 31, 2021, which are included in its Annual Report on Form 10-K for the year ended December 31, 2021 (filed with the SEC on February 22, 2022); and

•	other information relating to BCP and Altus included elsewhere or incorporated by reference in this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction and the Redemption and Exchange of Common Units for Class A Common Stock taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET AS OF

DECEMBER 31, 2021

(in thousands)

	Historical		Transaction Accounting Adjustments			Redemption and Exchange of Common Units for Class A Common Stock			Pro Forma Balance Sheet
	Altus	BCP
ASSETS
Current assets:
Cash and cash equivalents	$131,963	$18,729	$(120,015)	5	(d)	$—			$29,042
			(1,635)	5	(t)
Accounts receivable	2,249	178,107	—			—			180,356
Accounts receivable from Apache Corporation	9,875	—	13,717	5	(s)	—			23,592
Revenue receivables	13,717	—	(13,717)	5	(s)	—			—
Inventories	2,958	—	—			—			2,958
Other current assets	5,866	20,683	—			—			26,549

Total current assets	166,628	217,519	(121,650)			—			262,497
Property, plant and equipment, net	175,476	1,839,279	343,347	5	(a)	—			2,358,102
Intangible assets, net	11,511	786,049	1,689	5	(n)	—			799,249
Operating lease right-of-use assets	—	61,562	693	5	(r)	—			62,255
Equity method interests	1,364,826	626,477	390,174	5	(b)	—			2,381,477
Deferred charges and other assets	6,229	22,320	(2,139)	5	(f)	—			25,717
			(693)	5	(r)

Total assets	$1,724,670	$3,553,206	$611,421			$—			$5,889,297

LIABILITIES, NONCONTROLLING INTERESTS, AND EQUITY
Current liabilities:
Accounts payable	$—	$12,220	$—			$—			$12,220
Accrued expenses	—	135,643	13,428	5	(g)	—			151,124
			2,053	5	(l)
Derivative liability	—	2,667	—			—			2,667
Distributions payable to Preferred Unit limited partners	11,562	—	—			—			11,562
Mandatorily redeemable preferred unit limited partners, current	—	—	116,692	5	(k)	—			116,692
Other current liabilities	15,682	4,339	(557)	5	(r)	—			19,464
Current portion of operating lease liabilities	—	31,776	557	5	(r)	—			32,333
Current portion of long-term debt, net	—	54,280	—			—			54,280

Total current liabilities	27,244	240,925	132,173			—			400,342
Long-term debt, net	657,000	2,253,422	—	5	(f)	—			2,910,422
Derivative liabilities	56,895	200	334	5	(c)	—			57,429
Contingent liability	—	839	4,451	5	(q)	—			5,290
Deferred revenue	—	11,674	—			—			11,674
Deferred tax liabilities	—	7,190	(2,238)	5	(o)	—			4,952
Operating lease liabilities	—	29,889	136	5	(r)	—			30,025
Asset retirement obligation	68,331	—	(68,331)	5	(h)	—			—
Mandatorily redeemable preferred unit limited partners, noncurrent	—	—	58,346	5	(k)	—			58,346
Other noncurrent liabilities	10,118	2,219	540	5	(p)	—			12,741
			(136)	5	(r)

Total liabilities	$819,588	$2,546,358	$125,275			$—			$3,491,221

COMMITMENTS AND CONTINGENCIES
Redeemable noncontrolling interest - Common Unit limited partners	769,855	—	1,006,843	5	(m)	(769,855)	5	(v)	841,615
						(165,228)	5	(w)
Redeemable noncontrolling interest - Preferred Unit limited partners	712,476	—	(120,015)	5	(d)	—			380,312
			(212,149)	5	(e)
EQUITY:
Partners’ capital	—	1,006,848	(1,006,848)	5	(m)	—			—
Class A Common Stock	1	—	—			1	5	(v)	2
						—	5	(w)
Class C Common Stock	1	—	5	5	(m)	(1)	5	(v)	5
						—	5	(w)
Additional paid-in capital	—	—	1,013,507	5	(j)	575,981	5	(v)	1,178,195
			(540)	5	(p)	165,228	5	(w)
			(575,981)	5	(u)
Accumulated deficit	(577,251)	—	(13,428)	5	(g)	193,874	5	(v)	(2,053)
			398,440	5	(i)
			(2,053)	5	(l)
			(1,635)	5	(t)
Accumulated other comprehensive loss	—	—	—			—			—

Total liabilities, noncontrolling interests, partners’ capital, and equity	$1,724,670	$3,553,206	$611,421			$—			$5,889,297

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF

OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments			Pro Forma Statement of Operations
	Altus	BCP
OPERATING REVENUES:
Service revenue	$142,727	$272,677	$—			$415,404
Product revenue	8,136	385,622	—			393,758
Product revenue - affiliate	9,754	—	—			9,754
Other revenue	—	3,745	—			3,745

Total revenues	160,617	662,044	—			822,661
OPERATING EXPENSES:
Cost of sales (exclusinve of depreciation and amortization shown separately below)	7,793	233,619	—			241,412
Cost of product sales - affiliate (exclusive of depreciation and amortization shown separately below)	9,754	—	—			9,754
Depreciation, amortization and accretion	16,201	243,558	(6,950)	6	(a)	252,809
Operating expenses	32,748	90,894	—			123,642
General and administrative expenses	14,182	28,588	13,428	6	(b)	111,747
			2,053	6	(d)
			47,029	6	(g)
			360	6	(i)
			4,472	6	(k)
			1,635	6	(l)
Taxes other than income	13,886	11,512	—			25,398
Loss on disposal of assets	—	382	—			382
Impairments	441	—	—			441

Total costs and expenses	95,005	608,553	62,027			765,585

OPERATING INCOME (LOSS)	65,612	53,491	(62,027)			57,076
Interest and other income	4	4,147	—			4,151
Interest expense	—	(117,365)	—			(117,365)
Warrants valuation adjustment	664	—	—			664
Equity in earnings of unconsolidated affiliate	113,764	63,074	18,822	6	(e)	195,660
Impairment on equity method interests	(160,441)	—	160,441	6	(j)	—
Unrealized derivative instrument gain (loss)	82,114	—	(101,042)	6	(c)	(18,928)
Transaction costs	(4,472)	—	4,472	6	(k)	—
Other	12,574	—	—			12,574

Total other income (expenses), net	44,207	(50,144)	82,693			76,756
Financing costs, net of capitalized interest	10,598	—	(1,167)	6	(f)	9,431

INCOME BEFORE INCOME TAXES	$99,221	$3,347	$21,833			$124,401
Deferred income tax expense	—	1,865	1,143	6	(h)	3,008

NET INCOME	$99,221	$1,482	$20,690			$121,393

Less: Net income attributable to noncontrolling interest - Preferred Unit limited partners	161,906					109,174
Less: Net income (loss) attributable to noncontrolling interest - Common Unit limited partners	(48,741)					8,734

Net income (loss) attributable to Class A common stockholders (basic)	$(13,944)					$3,485

Net income (loss) attributable to Class A common stockholders (diluted)	$(62,685)					$12,219

Net loss attributable to Class B Units (basic and diluted)		$(51,700)

Net loss attributable to Class C Units (basic and diluted)		$(832)

Net income attributable to Class E Units (basic and diluted)		$54,014

Net income (loss) per share attributable to Class A common stockholders (basic)	$(3.72)					$0.18

Net income (loss) per share attributable to Class A common stockholders (diluted)	$(3.86)					$0.18

Net loss per unit attributable to Class B limited partner unitholders (basic and diluted)		$(0.02)

Net loss per unit attributable to Class C limited partner unitholders (basic and diluted)		$(0.02)

Net income per unit attributable to Class E limited partner unitholders (basic and diluted)		$0.19

Weighted average Class A common shares (basic)	3,746					18,896	6	(m)

Weighted average Class A common shares (diluted)	16,246					66,246	6	(m)

Weighted average Class B limited partner units (basic and diluted)		2,732,537

Weighted average Class C limited partner units (basic and diluted)		43,786

Weighted average Class E limited partner units (basic and diluted)		279,808

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

1. Description of the Transaction and Redemption and Exchange of Common Units for Class A Common Stock

Description of the Transaction

On October 21, 2021, Altus and Altus Midstream LP entered into a contribution agreement with New Raptor Holdco, LLC (“Contributor”) and BCP to purchase 100% of the equity interests in BCP and BCP Raptor Holdco GP, LLC (“BCP GP”) in exchange for an aggregate of 50,000,000 shares of Altus’ Class C common stock and an aggregate of 50,000,000 common units of Altus LP. The transaction closed on February 22, 2022, at which time BCP and BCP GP became wholly owned subsidiaries of Altus LP. Following the transaction, legacy Altus shareholders hold approximately 25% of the Altus issued and outstanding Class A and Class C Common Stock (together, “Common Stock”) (approximately 20% held by Apache Midstream, LLC (“Apache”)) and legacy BCP and BCP GP unitholders will hold approximately 75% of the Altus outstanding Common Stock.

Redemption and Exchange of Common Units for Class A Common Stock

In January 2022, a direct exchange by Altus and Apache was effectuated at Apache’s option, pursuant to which Altus exchanged 12,500,000 Common Units held by Apache for 12,500,000 shares of Class A Common Stock, and cancelled a corresponding number of Apache’s 12,500,000 shares of Class C Common Stock.

Immediately following consummation of the transaction, a direct redemption occurred between Altus and certain Contributor members, pursuant to which Altus exchanged with those Contributors 2,650,000 Common Units for 2,650,000 shares of Class A Common Stock, and cancelled a corresponding number of the Contributors’ 2,650,000 shares of Class C Common Stock.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the Redemption and Exchange of Common Units for Class A Common Stock and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. The adjustments presented in the unaudited pro forma condensed consolidated combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the transaction and the Redemption and Exchange of Common Units for Class A Common Stock.

The unaudited pro forma condensed consolidated combined financial statements are based on the Altus historical consolidated financial statements and the BCP historical consolidated financial statements as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction and the Redemption and Exchange of Common Units for Class A Common Stock as if they had been consummated on December 31, 2021. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 gives effect to the transaction and the Redemption and Exchange of Common Units for Class A Common Stock as if they had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated combined financial statements were prepared using the acquisition method of accounting with BCP considered the accounting acquirer of Altus. Under the acquisition method of accounting, the purchase price is allocated to the underlying Altus assets acquired and liabilities assumed based on their respective fair market values. Any excess of purchase price over the fair value of the net assets acquired will be recorded as goodwill. Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, no goodwill was recognized in this transaction. Refer below to Note 3,“Accounting Treatment for the Transaction.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the transaction are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transaction. Altus and BCP have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

3. Accounting Treatment for the Transaction

Altus will be the legal acquiror of BCP. However, for accounting purposes, the transaction will be treated as a reverse merger and accounted for using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations. As such, Altus will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the transaction, BCP unitholders will have a majority of the voting power of the combined company, BCP will control a majority of the governing body of the combined company, and BCP’s senior management will comprise the majority of the senior management of the combined company upon consummation of the transaction.

Accordingly, for financial reporting purposes, the net assets of BCP will be stated at historical carrying values and its consolidated financial statements will be presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. Furthermore, for accounting purposes, the assets and liabilities of Altus will be recorded at their fair values measured as of the acquisition date, with any excess purchase price over the fair value of the net assets acquired, if any, to be recorded as goodwill. Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, no goodwill was recognized in the transaction. The results of Altus will be presented within the consolidated results of BCP from the date of acquisition going forward.

4. Preliminary Estimated Purchase Price and Purchase Price Allocation

Management performed a preliminary estimation of fair values of the Altus assets and liabilities as of December 31, 2021. As of the date of this Current Report on Form 8-K, BCP has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Altus assets to be acquired and the liabilities to be assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. BCP estimated the preliminary fair value of the Altus assets and liabilities based on discussions with Altus’ management, preliminary valuation studies, due diligence, and information presented in Altus public filings. The final purchase price and purchase price allocation may be different than what is presented herein, and such differences could be material.

Preliminary Estimated Purchase Price

The following table summarizes the preliminary estimate of the purchase price (in thousands, except shares and per share price):

Class A Common Stock shares outstanding	16,246,460
Class A Common Stock share price (1)	$62.35

Equity portion of consideration effectively transferred	$1,012,967
Liability incurred for replacement share based awards	$540

Total estimated consideration effectively transferred	$1,013,507

(1)

The final purchase price will be based on the fair value of the issued and outstanding shares of Class A Common Stock as of the closing date. For purposes of preparing these unaudited pro forma condensed consolidated combined financial statements, the estimated fair value is based on the closing stock price of the Class A Common Stock on the transaction closing date of February 22, 2022.

Preliminary Estimated Purchase Price Allocation

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Current assets	$44,978
Property, plant and equipment, net	518,821
Intangible assets, net	13,200
Equity method interests	1,755,000
Other non—current assets	6,328

Total assets acquired	2,338,327
Current liabilities assumed	(157,364)
Long-term debt assumed	(657,000)
Derivative liabilities	(57,229)
Mandatorily redeemable preferred unit limited partners	(58,346)
Other non-current liabilities assumed	(14,569)

Total liabilities assumed	(944,508)
Redeemable noncontrolling interest - Preferred Unit limited partners	(380,312)

Total consideration effectively transferred	$1,013,507

5. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments

(a)

Reflects the pro forma adjustments to historical amounts to record the estimated fair value of property, plant and equipment that includes gathering, transmission and processing facilities, other fixed assets and elimination of the asset retirement obligation asset (see Note 6(a) below).

(b)	Reflects the pro forma adjustments to historical amounts to record the estimated fair value of equity method investments (see Note 6(e) below).

	Ownership	Fair Value as of December 31, 2021
Gulf Coast Express Pipeline, LLC	16.0%	$470,000
EPIC Crude Oil Pipeline, LP	15.0%	—
Permian Highway Pipeline, LLC	26.7%	815,000
Breviloba, LLC	33.0%	470,000

		$1,755,000

(c)	Reflects a pro forma adjustment to historical amounts to record the estimated fair value of the derivative liability (see Note 6(c) below).

(d)

Reflects the Series A Preferred Units mandatory redemption in the amount of $120.0 million. The redemption has been recorded as a reduction to Redeemable noncontrolling interest—Preferred Unit limited partners and reduction to Cash and cash equivalents of $120.0 million.

(e)	Reflects a pro forma adjustment to record Redeemable noncontrolling interest—Preferred Unit limited partners at fair value of $380.3 million.

(f)

Reflects a pro forma adjustment to record the long-term debt at fair value. The historical amount of the revolving credit facility of $657.0 million approximates the fair value since the revolving credit facility has a floating interest rate. The interest rate per annum for borrowings under this facility is either a base rate plus a margin, or the London Interbank Offered Rate (LIBOR), plus a margin. The historical deferred debt issuance costs balance of $2.1 million was eliminated (see Note 6(f) below).

(g)

Reflects a pro forma adjustment for $13.4 million of Altus estimated transaction costs to be incurred consisting of advisory, legal, accounting and auditing fees and other professional fees. The adjustment has been recorded as an increase to Accrued expenses and increase to Accumulated deficit of $13.4 million (see Note 6(b) below).

(h)

Reflects a pro forma adjustment to eliminate the asset retirement obligation balance of $68.3 million since the ultimate dismantlement and removal dates of the Altus pipelines and infrastructure are not determinable based on the future operating plans of the combined business, such that the fair value of the liability is not currently estimable (see Note 6(a) below).

(i)	Reflects a pro forma adjustment to eliminate the Altus historical Accumulated deficit.

(j)	Reflects a pro forma adjustment to record consideration effectively transferred in amount of $1,013.5 million to Altus APIC.

(k)	Reflects a pro forma adjustment to record Mandatorily redeemable preferred unit limited partners at fair value of $175.0 million of which $116.7 million is current.

(l)

Reflects a pro forma adjustment for $2.1 million of BCP estimated transaction costs to be incurred consisting of advisory, legal, accounting and auditing fees and other professional fees. The adjustment has been recorded as an increase to Accrued expenses and increase to Accumulated deficit of $2.1 million (see Note 6(d) below).

(m)	Reflects a pro forma adjustment to record 50,000,000 shares of Class C Common Stock issued and reclass of BCP’s partners’ capital to Redeemable noncontrolling interest—Common Unit limited partners.

(n)

Reflects a pro forma adjustment to historical amounts to record the estimated fair value of rights of way (see Note 6(a) below). Altus rights of way were reclassified from Property, plant and equipment, net to Intangible assets, net.

(o)	Reflects a pro forma adjustment to record a reduction to deferred tax liability of $2.2 million related to the fair value adjustments to Altus’ assets (see Note 6(h) below).

(p)	Reflects a pro forma adjustment to record BCP liability of $0.5 million incurred for replacement share—based awards of Altus which is part of the consideration effectively transferred.

(q)

Reflects a pro forma adjustment to record an assumed liability of $4.5 million related to the fair value of earnout consideration for Altus’ prior acquisition. On November 9, 2018, Altus (formerly known as Kayne Anderson Acquisition Corp.) consummated an acquisition of certain entities previously owned by Apache Corporation. In connection with this acquisition, Apache Corporation has the right to receive earnout consideration of up to 1,250,000 shares of Class A Common Stock.

(r)	Reflects a pro forma adjustment to reclassify Altus’ existing lease agreements under ASC 842 to conform to BCP’s accounting practices.

(s)	Reflects a pro forma adjustment to reclassify revenues earned by Altus that have not yet been invoiced to Apache Corporation to conform to BCP’s accounting practices.

(t)	Reflects a pro forma adjustment to record Altus’ payment required to terminate unvested restricted stock units (see Note 6(l) below).

(u)	Reflects a pro forma adjustment to eliminate Altus’ Additional paid-in capital arising from the exchange of Common Units for Class A Common Stock (see Note 5(v) below).

Pro forma Adjustments for Redemption and Exchange of Common Units for Class A Common Stock

(v)

Reflects a pro forma adjustment to record a direct exchange by Altus and Apache, pursuant to which Altus exchanged 12,500,000 Common Units held by Apache for 12,500,000 shares of Class A Common Stock, and cancelled a corresponding number of Apache’s 12,500,000 shares of Class C Common Stock.

(w)

Reflects a pro forma adjustment to record a direct redemption between Altus and certain Contributor members, pursuant to which Altus exchanged with those Contributors 2,650,000 Common Units for 2,650,000 shares of Class A Common Stock, and cancelled a corresponding number of the Contributors’ 2,650,000 shares of Class C Common Stock.

6. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments

(a)

Reflects the pro forma adjustments to eliminate historical depreciation and accretion expenses and record depreciation and amortization expense based on the fair value of the property plant and equipment and rights of way and the estimated remaining useful lives (see Notes 5(a), 5(h) and 5(n) above).

(b)	Reflects a pro forma adjustment to record Altus’ estimated transaction costs to be incurred of $13.4 million (see Note 5(g) above).

(c)

Reflects the pro forma adjustments to eliminate historical unrealized derivative instrument gain and record unrealized derivative instrument loss based on the fair value of the derivative liability (see Note 5(c) above).

(d)	Reflects a pro forma adjustment to record BCP’s estimated transaction costs to be incurred of $2.1 million (see Note 5(l) above).

(e)

Reflects a pro forma adjustment to eliminate equity in losses of EPIC Crude Oil Pipeline unconsolidated affiliate, as no value was allocated in the transaction to EPIC Crude Oil Pipeline (see Note 5(b) above).

(f)	Reflects a pro forma adjustment to eliminate the historical deferred debt issuance costs amortization (see Note 5(f) above).

(g)

BCP’s stock compensation expense was calculated using an assumed grant date fair value of Altus Class A Common Stock of $62.35 per share based on the closing price as of February 22, 2022 and three- or four-year cliff vesting terms of assumed Restricted Share awards.

(h)	Reflects a pro forma adjustment to record deferred income tax expense related to the fair value adjustments to Altus’ assets (see Note 5(o) above).

(i)	Reflects a pro forma adjustment to record Altus’ stock compensation expense.

(j)

Reflects a pro forma adjustment to eliminate the historical impairment of EPIC Crude Oil Pipeline equity method interest, as no value was allocated in the transaction to EPIC Crude Oil Pipeline (see Note 5(b) above).

(k)	Reflects a pro forma adjustment to reclassify transaction costs incurred by Altus to general and administrative expenses to conform to BCP’s accounting practices.

(l)	Reflects a pro forma adjustment to record expense for Altus’ payment required to terminate unvested restricted stock units (see Note 5(t) above).

(m)

The pro forma basic and diluted number of shares presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of BCP’s shares outstanding as if the transaction occurred on January 1, 2021. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the transaction and the Redemption and Exchange of Common Units for Class A Common Stock have been outstanding for the entirety of the period presented.

Pro forma weighted average common shares outstanding presented in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021—basic and diluted are calculated as follows:

	Basic number of shares	Diluted number of shares
December 31, 2021
Class A common stockholders	18,896,460	18,896,460
Redeemable noncontrolling interest - Common Unit limited partners	—	47,350,000

	18,896,460	66,246,460